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Exhibit 3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated February 28, 2005 on the consolidated financial statements of Magna International Inc. as at December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, in connection with the Annual Report on Form 40-F of Magna International Inc. for the year ended December 31, 2004.

Toronto, Canada	/s/ Ernst & Young LLP
March 30, 2005	Chartered Accountants

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CONSENT OF INDEPENDENT AUDITORS